UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on February 26, 2007, we announced that we entered into a definitive agreement to sell Terasen Inc. to Fortis Inc., a Canada-based company, for approximately C$3.7 billion including cash and assumed debt. Terasen Inc.’s principal assets include Terasen Gas Inc. and Terasen Gas (Vancouver Island) Inc., comprising a large regulated distribution business that delivers natural gas and piped propane to approximately 900,000 customers in British Columbia. The sale does not include assets of Kinder Morgan Canada (formerly Terasen Pipelines). Pending certain closing conditions and third-party consents, this transaction is expected to close in the second quarter of 2007.

As previously disclosed, on March 5, 2007, we announced that we entered into a definitive agreement to sell Terasen Pipelines (Corridor) Inc. to Inter Pipeline Fund, a Canada-based company, for approximately C$760 million. Terasen Pipelines (Corridor) Inc. transports diluted bitumen from the Athabasca Oil Sands Project near Fort McMurray, Alberta, to the Scotford Upgrader near Fort Saskatchewan, Alberta. The sale does not include any other assets of Kinder Morgan Canada (formerly Terasen Pipelines). This transaction, subject to certain closing conditions and third-party consents, is expected to close in the second quarter of 2007.

Accordingly, in Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, these operations, which we sometimes refer to as Terasen Gas and the Corridor Pipeline System, were reflected as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We have revised the information set forth in Exhibit 99.1 hereto to reflect Terasen Gas and the Corridor Pipeline System as discontinued operations for all periods presented in that Exhibit. A copy of these revised financial statements as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, including selected financial data as of and for each of the five years in the period ended December 31, 2006, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and Part II Item 9A: Controls and Procedures, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

12.1

Statement re: computation of ratio of earnings to fixed charges

23.1

Consent of PricewaterhouseCoopers LLP

99.1

Revised financial statements as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, including selected financial data as of and for each of the five years in the period ended December 31, 2006, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and Part II Item 9A: Controls and Procedures.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: May 14, 2007	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

12.1	Statement re: computation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP

99.1

Revised financial statements as of December 31, 2005 and 2006, and for each of the three years in the period ended December 31, 2006, including selected financial data as of and for each of the five years in the period ended December 31, 2006, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and Part II Item 9A: Controls and Procedures.